CardioVascular
BioTherapeutics, Inc.

1635 Village Center Circle, Suite 250
Las Vegas, NV 89134

March 16, 2009

Dr. Thomas Stegmann, CEO
Phage Biotechnology Corporation
Spiegel-Str. 10
36100 Petersberg Germany

Dear Dr. Stegmann:

I am in receipt of your letter dated February 20, 2009 regarding "Termination of Joint Patent Agreement".

Pursuant to Section 7 of the Joint Patent Agreement, CVBT elects under Section 365(n) of the United States Bankruptcy Code, to retain its rights as licensee subject to the royalty payment requirements as set out in the Section 11 of the Joint Patent Agreement.

Sincerely,

Daniel C. Montano
Chief Executive Officer